SUB ITEM 77Q1(e)


An Amendment dated January 1, 2009, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Variable Insurance Trust, on behalf of Core Equity Series, Growth Series, Global Equity Series, High Income Series, Investors Growth Stock Series, Investors Trust Series, Mid Cap Growth Series, New Discovery Series, Research Bond Series, Research Series, Strategic Income Series, Total Return Series, Utilities Series and Value Series, and Massachusetts Financial Services Company, is contained in Post Effective Amendment No. 29 to the Registration Statement of MFS Variable Insurance Trust (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.